Exhibit 99.1

Tilly’s, Inc. Provides Fiscal 2020 Second Quarter Business Update Following Recent California COVID-19 Store Closures

Irvine, CA – July 15, 2020 - Tilly’s, Inc. (NYSE: TLYS, the “Company”) today provided updated information regarding its fiscal 2020 second quarter store operating status, net sales results, cash position, and certain other business updates following the recent required closures of indoor shopping malls in certain counties of California as a result of the COVID-19 pandemic, as directed by the State of California (the “July CA Closures”), first announced by the state on July 13, 2020.

Store Operations Update
The Company began the second quarter of fiscal 2020 ending August 1, 2020 with all 239 of its stores closed to the public as a result of the impacts of the COVID-19 pandemic. Beginning on May 15, 2020, in accordance with guidelines from local, state and federal governments and health organizations, including new health and safety protocols and significant restrictions on customer occupancy in stores, the Company began reopening its stores in a phased approach. The Company reopened 144 of its stores during the second half of May, 88 more stores throughout the month of June, and 3 additional stores during July, totaling 235, or 98%, of its total 239 stores prior to the July CA Closures. Of the Company’s 239 total stores, 98 stores, or 41%, are located in California. The Company’s 98 California stores collectively accounted for approximately 50% of the Company’s total net sales from physical stores during the Company’s fiscal year ended February 1, 2020. As of July 14, 2020, as a result of the July CA Closures, the Company was required to close 28 of its California-based indoor mall store locations, leaving 203 stores, or 85% of its total 239 stores, open to the public. The Company may be required to close additional stores at any point in time, within or outside of California. According to the State of California website, affected indoor mall locations are expected to remain closed for at least three weeks from the announcement date of July 13, 2020.

Fiscal 2020 Second Quarter Net Sales Update
Since their respective reopening dates and through July 13, 2020, compared to the respective comparable prior year periods, collectively, customer traffic in the reopened stores has decreased by 27% and comparable store net sales in the reopened stores have decreased by 4.4% with a very wide disparity in comparable store net sales results on a per store basis, and with negative comparable store net sales in both off-mall and mall-based stores, each on an aggregated basis. Total comparable net sales for the second quarter of fiscal 2020 through July 13, 2020, including e-commerce and periods for which physical stores were temporarily closed as a result of the COVID-19 pandemic, were $100.7 million, a decrease of $10.0 million or 9.0%, compared to $110.7 million for the comparable period last year. Comparable store net sales from physical stores were $59.9 million, a decrease of $35.7 million or 37.3%, compared to $95.6 million for the comparable period last year. Net sales from e-commerce were $40.8 million, an increase of $25.7 million or 169.8%, compared to $15.1 million for the comparable period last year.

Exhibit 99.1

Balance Sheet and Other Business Updates
As of July 14, 2020, the Company had $152.1 million of total cash and marketable securities, including $23.7 million borrowed under its credit facility and an aggregate of $13.6 million of withheld store lease payments. Excluding the cash borrowed under its credit facility and withheld store lease payments, the Company’s remaining cash and marketable securities totaled $114.8 million as of July 14, 2020, compared to $125.3 million with no borrowings under its credit facility and no withheld lease payments as of the comparable date of fiscal 2019. As of July 14, 2020, the Company’s total inventory was approximately 24% below comparable prior year levels.

As a result of the reopening of nearly all of its stores prior to the July CA Closures, the Company had returned substantially all employees back to work who had been previously furloughed and reinstated full salaries for all Company management who had previously taken temporary reductions in pay.

At this time, the Company cannot predict with any certainty what future customer traffic or comparable net sales results will be, the pace at which closed stores may be able to reopen, whether open stores will be allowed or able to remain open in the future, or whether additional furloughs or other employment-related actions may be necessary in the future, nor can the Company ensure that any of the foregoing results or information will be indicative of future performance in these uncertain times.

The Company currently expects to release its financial results for the second quarter of fiscal 2020 ending August 1, 2020, during the first week of September 2020.

About Tillys
Tillys is a leading destination specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls with an extensive assortment of iconic global, emerging and proprietary brands rooted in an active and outdoor lifestyle. Tillys is headquartered in Irvine, California and, as of July 15, 2020, operated 239 total stores across 33 states (203 of which were open to the public as of that date), as well as its website, www.tillys.com.

Investor Relations Contact:
Michael L. Henry
Executive Vice President, Chief Financial Officer
949-609-5599, ext. 17000
irelations@tillys.com

Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the overall effect of the novel coronavirus (COVID-19) pandemic, including its impacts on us, our operations, or our future financial condition or operating results, the actions that we may take in the future in response to the COVID-19 pandemic, and the impacts thereof on us, our operations, or our future financial condition or operating results, the effects of the COVID-19 pandemic on future staffing decisions and compensation, future expense reductions, our plans with respect to

Exhibit 99.1

reopening certain of our stores to the public, our ability to do so, and the scope, geographical composition, and timing thereof, expectations regarding customer traffic and sales activity upon reopening, the effects of guidance, orders or restrictions from local, state and federal governments and health organizations on our future business operations and the nature and status of implementation, evaluation and changes with respect to store openings and health and safety protocols in stores, our plans surrounding store rent issues, the possibility of repaying withheld store rents or closing certain stores, and the potential effectiveness of negotiations with landlords in light of store closures and reduced sales activity upon reopening, and any other statements about our future cash position, financial flexibility, expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the effects of the COVID-19 pandemic (or other weather, epidemics, pandemics, or other public health issues) on our business, operations or the economy generally, and our ability to respond thereto, our ability to respond to changing customer preferences and trends, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, grow our e-commerce business, effectively manage our inventory and costs, effectively compete with other retailers, attract talented employees, realize anticipated, enhance awareness of our brand and brand image, general consumer spending patterns and levels, the markets generally, our ability to satisfy our financial obligations, including under our credit facility and our leases, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.